Main Street Capital Announces Third Quarter 2010 Financial Results

HOUSTON, Nov. 4, 2010 /PRNewswire-FirstCall/ -- Main Street Capital Corporation (NYSE: MAIN) ("Main Street") announced today its financial results for the third quarter ended September 30, 2010.

Third Quarter 2010 Highlights

  Total investment income of $9.0 million, representing a 100% increase from the third quarter of 2009
  Distributable net investment income of $5.2 million (or $0.30 per share), representing a 73% increase from the third quarter of 2009(1)
  Distributable net realized income of $3.7 million (or $0.21 per share), representing a 16% increase from the third quarter of 2009(1)
  Net Asset Value of $237.7 million (or $12.73 per share) at September 30, 2010, compared to $185.8 million (or $12.21 per share) at June 30, 2010
  Paid dividends of $0.375 per share, or $0.125 per share for each month of July, August, and September 2010
  Completed public offering for 3,220,000 shares of common stock at $15.00 per share (123% of the latest reported Net Asset Value per share) for $45.8 million in net proceeds
  Closed $85.0 million, three-year credit facility to support future investment and operational activities

Third Quarter 2010 Operating Results

Total investment income increased 100% to $9.0 million in the third quarter of 2010 compared with $4.5 million in the corresponding period of 2009. This comparable period increase was principally attributable to (i) $3.6 million of total investment income from investments held by Main Street Capital II, LP ("MSC II"), the fund acquired on January 7, 2010, as part of the transactions in which Main Street acquired approximately 88% of the limited partner interests (the "Exchange Offer") in MSC II and (ii) a $1.6 million increase in interest income from higher average levels of both portfolio debt investments and interest-bearing marketable securities or idle funds investments. These increases in total investment income were partially offset by a $0.7 million decrease in dividend income principally due to a $0.9 million special dividend from a portfolio company investment that was received in the third quarter of 2009.

The $0.4 million of share-based compensation expense recognized during the third quarter of 2010 related to non-cash amortization expense for restricted share grants. Operating expenses (total expenses excluding share-based compensation expense) increased $2.3 million to $3.8 million in the third quarter of 2010 from $1.5 million in the corresponding period of 2009. This comparable period increase in operating expenses was principally attributable to $2.1 million in interest expense and other operating expenses related to MSC II subsequent to the Exchange Offer.

Distributable net investment income, which is net investment income before non-cash, share-based compensation expense, increased 73% to $5.2 million, or $0.30 per share, compared with $3.0 million, or $0.28 per share, in the corresponding period of 2009.(1)  The increase in distributable net investment income was primarily due to higher levels of total investment income partially offset by higher interest and other operating expenses, due to the changes discussed above.  Distributable net investment income on a per share basis for the third quarter of 2010 and all other third quarter 2010 per share measures reflect a greater number of average shares outstanding compared to the corresponding period in 2009 due to the January and August 2010 follow-on stock offerings, as well as the shares issued to consummate the Exchange Offer.

Distributable net realized income increased 16%, to $3.7 million, or $0.21 per share, in the third quarter of 2010 compared with distributable net realized income of $3.2 million, or $0.30 per share, in the corresponding period of 2009.(1)   The increase was primarily attributable to the higher levels of distributable net investment income discussed above, partially offset by $1.5 million of total net realized loss recognized in the third quarter of 2010.  The net realized loss for the third quarter of 2010 was primarily related to a $1.9 million realized loss on the sale of Main Street's investment in Advantage Millwork Company, Inc. ("Advantage"), one of the portfolio companies on non-accrual status as of June 30, 2010.

The net increase in net assets resulting from operations attributable to common stock during the third quarter of 2010 was $10.9 million, or $0.65 per share, compared with a net increase in net assets resulting from operations attributable to common stock of $7.0 million, or $0.66 per share, in the corresponding period of 2009. The $8.6 million net change in unrealized appreciation was principally attributable to (i) $1.6 million in accounting reversals of net unrealized depreciation attributable to the net realized loss recognized in the third quarter of 2010 as discussed above, (ii) unrealized appreciation on nineteen portfolio investments totaling $4.6 million, partially offset by unrealized depreciation on eight portfolio investments totaling $0.9 million, (iii) $3.0 million in unrealized appreciation attributable to Main Street's Small Business Investment Company ("SBIC") debentures, and (iv) $0.3 million of unrealized appreciation related to investments in marketable securities and idle funds investments.  For the third quarter of 2010, Main Street also recognized a net income tax provision of $0.4 million principally related to deferred taxes on net unrealized appreciation of certain portfolio investments held intaxable subsidiaries.  The noncontrolling interest of $0.6 million recognized in the third quarter of 2010 reflects the pro rata portion of MSC II net earnings attributable to the equity interests in MSC II not owned by Main Street.

Liquidity and Capital Resources

As of September 30, 2010, Main Street had approximately $105.3 million in total cash and cash equivalents, marketable securities, and idle funds investments.  In August 2010, Main Street completed a follow-on public stock offering in which it sold 3,220,000 shares of common stock, including the underwriters' exercise of the over-allotment option, at a price to the public of $15.00 per share (or approximately 123% of the latest reported Net Asset Value per share), resulting in total net proceeds of approximately $45.8 million, after deducting underwriters' commissions and offering costs. In September 2010, Main Street entered into an $85 million, three-year credit facility (the "Credit Facility") to provide additional liquidity in support of future investment and operational activities. The Credit Facility replaces Main Street's prior $30 million credit facility and has an accordion feature allowing expansion of the total size of the facility to $150 million subject to certain conditions.  Borrowings under the Credit Facility bear interest at LIBOR plus 2.50%, or an applicable base rate plus 1.50% at Main Street's election.  There were no borrowings outstanding under the Credit Facility as of September 30, 2010.  Based upon the current level of cash and cash equivalents, marketable securities, and idle funds investments as well as the additional borrowing capacity through both the SBIC program and the Credit Facility, Main Street projects that it will have sufficient liquidity to fund its investment and operational activities well into 2011. This projection will be impacted by, among other things, the pace of new and follow-on investments, debt investment repayments and investment redemptions, the level of cash flow from operations and cash flow from realized gains, proceeds from any future equity offerings or new debt issuances, and the level of dividends paid in cash.

As of September 30, 2010, Main Street had $180 million of SBIC debenture leverage outstanding including $95 million at MSC II and $85 million at Main Street Mezzanine Fund, LP ("MSMF"), the wholly owned SBIC subsidiary. The existing SBIC debenture leverage bears a weighted average fixed interest rate of approximately 5.2%, paid semi-annually, and matures ten years from original issuance. In addition, the weighted average duration for the existing SBIC leverage is approximately 7.3 years as of September 30, 2010.

MSC II Exchange Offer / SBIC Leverage Capacity

On January 7, 2010, Main Street consummated the Exchange Offer in which it exchanged 1,239,695 shares of its common stock for approximately 88% of the total dollar value of the limited partner interests in MSC II (and together with MSMF, being referred to as the "Funds").  Therefore, Main Street's 2010 consolidated financial results include the results attributable to MSC II subsequent to the Exchange Offer and all related transactions.  MSC II commenced operations in January 2006, is an investment fund that operates as an SBIC, and is managed by Main Street's wholly owned investment management subsidiary (the "Investment Manager").

Consummation of the Exchange Offer provides Main Street with access to additional long-term, low-cost leverage capacity through the SBIC program. The American Recovery and Reinvestment Act of 2009 (the "Stimulus Bill") increased the maximum amount of combined SBIC leverage (or SBIC leverage cap) to $225 million for affiliated SBIC funds from the previous SBIC leverage cap of approximately $137 million. Since the increase of the SBIC leverage cap to $225 million applies to affiliated SBIC funds, Main Street is required to allocate such increased borrowing capacity between MSMF and MSC II. Main Street currently has access to an incremental $45 million in SBIC leverage capacity, subject to the required capitalization of the Funds, in addition to the existing $180 million of total SBIC leverage at the Funds.

Core Portfolio Statistics (all as of September 30, 2010) (2)

Within its investment portfolio, Main Street had debt and equity investments in 41 core portfolio companies. Approximately 78% of Main Street's core portfolio investments at cost were in the form of secured debt investments, and 86% of these debt investments were secured by first priority liens on the assets of portfolio companies.  The annual weighted average effective yield on Main Street's core portfolio debt investments held at September 30, 2010 was 14.9%, including amortization of deferred debt origination fees and accretion of original issue discount but excluding any debt investments on non-accrual status or liquidation fees payable upon repayment.  Approximately 89% of Main Street's core portfolio debt investments at cost were structured at fixed interest rates with cash interest payments generally due monthly.

Based on information provided by our core portfolio companies, which Main Street has not independently verified, the portfolio companies had a weighted average net senior debt (senior interest-bearing debt through Main Street's debt position less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of approximately 2.6 to 1.0 and a total EBITDA to senior interest expense ratio of approximately 3.1 to 1.0. (4) Including all debt that is junior in priority to Main Street's debt position, these ratios were approximately 3.4 to 1.0 and 2.6 to 1.0, respectively. (4)

Main Street had equity ownership in 90% of its core portfolio companies and the average fully diluted equity ownership in those portfolio companies was approximately 34%.

Included at the end of this press release is a summary table which presents a sequential quarterly comparison of Main Street's core portfolio statistics as of September 30, 2010 and June 30, 2010.

Privately Placed Portfolio Investments (3)

At September 30, 2010, Main Street had privately placed portfolio investments in 10 companies collectively totaling approximately $38.1 million in fair value with a total cost basis of approximately $37.4 million. The median revenues for the 10 privately placed portfolio company investments was approximately $238 million. All of Main Street's privately placed portfolio investments were in the form of secured debt investments and 63% of such debt investments at cost were secured by first priority liens on portfolio company assets.  The weighted average effective yield on Main Street's privately placed portfolio debt investments was approximately 13.5% as of September 30, 2010. (3)

Portfolio Quality

Based upon Main Street's internal investment rating system, with a rating of "1" being the highest and a rating of "5" being the lowest, the weighted average investment rating for Main Street's total investment portfolio was 2.4, which was unchanged compared to the weighted average investment rating at June 30, 2010.  As of September 30, 2010, Main Street had two investments on non-accrual status that represented 2.7% of the total portfolio at fair value, or approximately 3.7% of the total portfolio at cost.  Main Street's total investment portfolio fair value was approximately 109% of the related cost basis as of September 30, 2010.

Third Quarter 2010 Financial Results Conference Call / Webcast

Main Street has scheduled a conference call for Friday, November 5, 2010 at 10:00 a.m. Eastern Time to discuss the third quarter 2010 financial results.

You may access the conference call by dialing 480-629-9678 or 877-941-1466 and quote passcode 4378551 at least 10 minutes prior to the start time.  The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Main Street web site at http://www.mainstcapital.com.

A telephonic replay of the conference call will be available through Friday, November 12, 2010 and may be accessed by dialing 303-590-3030 and using the passcode 4378551.  An audio archive of the conference call will also be available on the investor relations section of the company's website at http://www.mainstcapital.com shortly after the call and will be accessible for approximately 90 days.

For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Form 10-Q for the quarterly period ended September 30, 2010 to be filed with the Securities and Exchange Commission (www.sec.gov) and Main Street's Third Quarter 2010 Investor Presentation to be posted on the investor relations section of the Main Street website at http://www.mainstcapital.com.

(1) Distributable net investment income and distributable net realized income are net investment income and net realized income, respectively, as determined in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, excluding the impact of share-based compensation expense which is non-cash in nature. Main Street believes presenting distributable net investment income, distributable net realized income, and related per share measures are useful and appropriate supplemental disclosures for analyzing its financial performance since share-based compensation does not require settlement in cash. However, distributable net investment income and distributable net realized income are non-GAAP measures and should not be considered as a replacement to net investment income, net realized income, and other earnings measures presented in accordance with GAAP. Instead, distributable net investment income and distributable net realized income should be reviewed only in connection with such GAAP measures in analyzing Main Street's financial performance. A reconciliation of net investment income and net realized income in accordance with GAAP to distributable net investment income and distributable net realized income is detailed in the financial tables included with this press release.

(2) All core portfolio statistics are calculated exclusive of Main Street's privately placed portfolio investments as well as Main Street's investment in Main Street Capital Partners, LLC, the wholly owned Investment Manager.

(3) Privately placed portfolio debt investments include investments made through direct or secondary purchases of interest-bearing securities in companies that are generally larger in size than the lower middle market companies included in Main Street's core portfolio. Weighted average effective yield on privately placed portfolio investments includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes any liquidation fees payable upon repayment.

(4) Excludes one investment that is in the "rapid growth" phase of its business life cycle with high customer acquisition costs.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies.  Main Street's investments are made to support management buyouts, recapitalizations, growth financings and acquisitions of companies that operate in diverse industry sectors and generally have annual revenues ranging from $10 million to $100 million. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides "one-stop" financing alternatives to its portfolio companies.

FORWARD-LOOKING STATEMENTS

Main Street cautions that statements in this press release which are forward-looking and provide other than historical information involve risks and uncertainties that may impact our future results of operations.  The forward-looking statements in this press release are based on current conditions and include statements regarding our goals, beliefs, strategies and future operating results and cash flows, including but not limited to: our estimate regarding current liquidity being sufficient to fund investment and operational activities well into 2011; and our estimates regarding the incremental amount of SBIC or other leverage available to us. Although our management believes that the expectations reflected in those forward-looking statements are reasonable, Main Street can give no assurance that those expectations will prove to have been correct.  Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; changes in laws and regulations that may adversely impact our operations or the operations of one or more of our portfolio companies; the operating and financial performance of our portfolio companies; retention of key investment personnel; competitive factors; and such other factors described under the captions "Cautionary Statement Concerning Forward Looking Statements" and "Risk Factors" included in our filings with the Securities and Exchange Commission (www.sec.gov).  Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

Contacts:
Main Street Capital Corporation
Todd A. Reppert, President and CFO
treppert@mainstcapital.com / 713-350-6000

Dennard Rupp Gray & Lascar, LLC
Ken Dennard / ksdennard@drg-l.com
Ben Burnham / bburnham@drg-l.com
713-529-6600

MAIN STREET CAPITAL CORPORATION
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

INVESTMENT INCOME:
Interest, fee and dividend income:
Control investments	$ 4,497,476	$ 2,519,354	$ 12,625,127	$ 6,353,175
Affiliate investments	1,975,131	1,022,440	5,737,576	3,357,997
Non-Control/Non-Affiliate investments	2,124,603	429,546	4,674,031	825,719
Total interest, fee and dividend income	8,597,210	3,971,340	23,036,734	10,536,891
Interest from marketable securities, idle funds and other	408,745	530,258	1,794,279	1,157,202
Total investment income	9,005,955	4,501,598	24,831,013	11,694,093
EXPENSES:
Interest	(2,283,262)	(957,413)	(6,388,367)	(2,830,325)
General and administrative	(367,074)	(317,141)	(1,038,972)	(1,061,928)
Expenses reimbursed to affiliated Investment Manager	(1,151,713)	(226,237)	(3,634,511)	(306,175)
Share-based compensation	(446,342)	(375,766)	(1,049,258)	(767,218)
Total expenses	(4,248,391)	(1,876,557)	(12,111,108)	(4,965,646)
NET INVESTMENT INCOME	4,757,564	2,625,041	12,719,905	6,728,447

NET REALIZED GAIN (LOSS) FROM
INVESTMENTS:
Control investments	(1,868,465)	-	(3,587,638)	865,651
Non-Control/Non-Affiliate investments	156,476	-	156,476	-
Marketable securities and idle funds investments	179,633	158,340	493,581	613,183
Total net realized gain (loss) from investments	(1,532,356)	158,340	(2,937,581)	1,478,834
NET REALIZED INCOME	3,225,208	2,783,381	9,782,324	8,207,281

NET CHANGE IN UNREALIZED
APPRECIATION (DEPRECIATION):
Portfolio investments	5,314,507	2,857,574	11,386,598	1,403,673
Marketable securities and idle funds investments	335,205	413,974	103,924	242,883
SBIC debentures	3,035,336	-	4,792,390	-
Investment in affiliated Investment Manager	(55,462)	(390,238)	(341,658)	(334,920)
Total net change in unrealized appreciation	8,629,586	2,881,310	15,941,254	1,311,636

Income tax (provision) benefit	(358,647)	1,372,451	(779,907)	789,564
Bargain purchase gain	-	-	4,890,582	-
NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS	11,496,147	7,037,142	29,834,253	10,308,481
Noncontrolling interest	(552,845)	-	(961,740)	-
NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS
ATTRIBUTABLE TO COMMON STOCK	$ 10,943,302	$ 7,037,142	$ 28,872,513	$ 10,308,481

NET INVESTMENT INCOME PER SHARE -
BASIC AND DILUTED (1)	$ 0.28	$ 0.25	$ 0.81	$ 0.69
NET REALIZED INCOME PER SHARE -
BASIC AND DILUTED (1)	$ 0.19	$ 0.26	$ 0.62	$ 0.84
DIVIDENDS PAID PER SHARE	$ 0.38	$ 0.38	$ 1.13	$ 1.13
NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS ATTRIBUTABLE
TO COMMON STOCK PER SHARE -
BASIC AND DILUTED (1)	$ 0.65	$ 0.66	$ 1.87	$ 1.05
WEIGHTED AVERAGE SHARES OUTSTANDING -
BASIC AND DILUTED	16,878,088	10,701,603	15,469,890	9,788,226

MAIN STREET CAPITAL CORPORATION
Consolidated Balance Sheets

	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS

Portfolio investments at fair value:
Control investments (cost: $160,346,215 and $59,544,719 as of
September 30, 2010 and December 31, 2009, respectively)	$ 174,110,910	$ 66,400,667
Affiliate investments (cost: $55,523,049 and $39,252,445 as of
September 30, 2010 and December 31, 2009, respectively)	68,442,197	46,886,202
Non-Control/Non-Affiliate investments (cost: $60,220,193 and
$27,482,826 as of September 30, 2010 and December 31, 2009, respectively)	59,346,115	27,416,287

Investment in affiliated Investment Manager (cost: $4,284,042 and $18,000,000
as of September 30, 2010 and December 31, 2009, respectively)	1,979,222	16,036,838

Total portfolio investments (cost: $280,373,499 and $144,279,990 as of
September 30, 2010 and December 31, 2009, respectively)	303,878,444	156,739,994
Marketable securities and idle funds investments (cost: $46,862,426 and $3,252,954
as of September 30, 2010 and December 31, 2009, respectively)	46,966,349	3,252,954

Total investments (cost: $327,235,925 and $147,532,944 as of
September 30, 2010 and December 31, 2009, respectively)	350,844,793	159,992,948

Cash and cash equivalents	58,334,422	30,619,998
Deferred tax asset	2,003,966	2,716,400
Interest receivable and other assets	5,050,940	1,509,608
Deferred financing costs (net of accumulated amortization of $1,375,452 and
$1,071,676 as of September 30, 2010 and December 31, 2009, respectively)	2,669,612	1,611,508

Total assets	$ 418,903,733	$ 196,450,462

LIABILITIES

SBIC debentures (par: $180,000,000 and $65,000,000 as of September 30, 2010 and
December 31, 2009, respectively; of which $72,606,150 is recorded
at fair value as of September 30, 2010)	$ 157,606,150	$ 65,000,000
Investment securities trade payable	14,902,816	-
Interest payable	683,155	1,069,148
Dividend payable	2,333,265	-
Payable to affiliated Investment Manager	710,779	217,422
Accounts payable and other liabilities	777,992	503,761

Total liabilities	177,014,157	66,790,331
Commitments and contingencies

NET ASSETS

Common stock, $0.01 par value per share (150,000,000 shares authorized;
18,666,187 and 10,842,447 issued and outstanding
as of September 30, 2010 and December 31, 2009, respectively)	186,662	108,425
Additional paid-in capital	221,830,421	123,534,156
Accumulated net investment income	7,349,805	7,269,866
Accumulated net realized gain (loss) from investments	(20,545,573)	(15,922,020)
Net unrealized appreciation, net of income taxes	28,869,311	14,669,704

Total Net Asset Value	237,690,626	129,660,131

Noncontrolling interest	4,198,950	-

Total net assets including noncontrolling interests	241,889,576	129,660,131

Total liabilities and net assets	$ 418,903,733	$ 196,450,462

NET ASSET VALUE PER SHARE	$ 12.73	$ 11.96

MAIN STREET CAPITAL CORPORATION
Reconciliation of Distributable Net Investment Income and Distributable Net Realized Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Reconciliation of distributable net investment income and distributable net realized income:
Net investment income	$ 4,757,564	$ 2,625,041	$ 12,719,905	$ 6,728,447
Share-based compensation expense	446,342	375,766	1,049,258	767,218
Distributable net investment income	5,203,906	3,000,807	13,769,163	7,495,665
Net realized gain (loss) from investments	(1,532,356)	158,340	(2,937,581)	1,478,834
Distributable net realized income	$ 3,671,550	$ 3,159,147	$ 10,831,582	$ 8,974,499

Per share amounts:
Distributable net investment income per share -
Basic and diluted (1)	$ 0.30	$ 0.28	$ 0.88	$ 0.77
Distributable net realized income per share -
Basic and diluted (1)	$ 0.21	$ 0.30	$ 0.69	$ 0.92

MAIN STREET CAPITAL CORPORATION
Core Portfolio Statistics (2)
(Unaudited)
	As of	As of
	September 30, 2010	June 30, 2010

Number of core portfolio companies	41	41

DEBT PORTFOLIO STATISTICS:

% of total portfolio as secured	78%	78%
debt (at cost)

% of debt portfolio as first lien	86%	86%
debt (at cost)

Weighted average effective yield (3)	14.9%	14.7%

PORTFOLIO COMPANY CREDIT STATISTICS: (4)

Net debt to EBITDA - excluding
debt junior to Main Street (5)(6)	2.6 to 1.0	2.8 to 1.0

EBITDA to interest expense-
excluding debt junior to Main Street (5)(6)	3.1 to 1.0	3.0 to 1.0

Total net debt to EBITDA (5)(6)	3.4 to 1.0	3.6 to 1.0

Total EBITDA to interest expense (5)(6)	2.6 to 1.0	2.5 to 1.0

EQUITY PORTFOLIO STATISTICS:

% of portfolio companies with equity ownership	90%	90%

Average equity ownership (fully diluted)	34%	35%

Notes:
(1) Per share amounts exclude the earnings attributable to the remaining noncontrolling equity interest in MSC II not owned by Main Street.

(2) The core portfolio statistics are based upon our "core" portfolio which principally consists of direct investments in lower middle market companies and excludes "Privately placed portfolio debt investments", the "Investment in affiliated Investment Manager" and "Marketable securities and idle funds investments."

(3) Weighted average effective yield is calculated based upon core portfolio debt investments, including amortization of deferred debt origination fees and accretion of original issue discount, but excluding liquidation fees payable upon repayment and debt investments on non-accrual status, on the indicated date.

(4) Excludes one investment that is in the "rapid growth" phase of its business life cycle with high customer acquisition costs.

(5) The portfolio company credit statistics are presented based upon the total net senior debt (interest-bearing senior debt through Main Street's debt position less cash and cash equivalents) and related total senior cash interest expense of the portfolio companies, as well as including the debt and cash interest expense related to portfolio company debt which is junior in priority to Main Street's debt investment.

(6) Portfolio company financial information has not been independently verified by Main Street.

CONTACT:  Todd A. Reppert, President and CFO of Main Street Capital Corporation, +1-713-350-6000, treppert@mainstcapital.com; or Ken Dennard, ksdennard@drg-l.com, or Ben Burnham,  bburnham@drg-l.com, both of Dennard Rupp Gray & Lascar, LLC, +1-713-529-6600, for Main Street Capital Corporation